UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 15, 2020

FULL HOUSE RESORTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001‑32583	13‑3391527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Summerlin 1980 Festival Plaza Drive, Suite 680 Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 221‑7800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	FLL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On March 15, 2020, Full House Resorts, Inc. (the “Company”) announced that pursuant to an order from the Indiana Gaming Commission it was temporarily suspending operations at Rising Star Casino Resort in Rising Sun, Indiana for at least two weeks, beginning on March 16, 2020.  The Company has also temporarily paused construction of its new parking garage at Bronco Billy’s Casino & Hotel in Cripple Creek, Colorado, which was still early in the construction phase.  The press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

On March 16, 2020, the Company announced that, pursuant to state government orders, it is temporarily closing Silver Slipper Casino & Hotel in Hancock County, Mississippi, until further notice and Bronco Billy’s Casino & Hotel in Cripple Creek, Colorado, for at least 30 days, beginning on March 17, 2020.  The press release is filed herewith as Exhibit 99.2 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits
	No.	Description
	99.1	Press Release of the Company dated March 15, 2020
	99.2	Press Release of the Company dated March 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Full House Resorts, Inc.

Date: March 17, 2020	/s/ Lewis A. Fanger
Lewis A. Fanger, Senior Vice President, Chief Financial Officer & Treasurer